Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1

Press Release

For Immediate Release

Numerex Reports Second Quarter 2015 Financial Results

Q2 revenue growth drives improved GAAP earnings
Reports on strategic and financial planning process

ATLANTA, GA, August 5, 2015—Numerex Corp (NASDAQ:NMRX), a leading provider of interactive and on-demand  machine-to-machine (M2M) products and technology enabling the Internet of Things (IoT), today announced financial results for its second quarter ended June 30, 2015.

“The Company continues with its successful transition to a premier solutions provider in the Industrial IoT marketplace. We are currently collaborating with several global, diversified, industrial companies to develop innovative solutions to enhance productivity, improve efficiencies, and create new revenue streams in a variety of vertical markets,” stated Stratton Nicolaides, CEO and chairman of Numerex. “This refinement of our go-to-market strategy has impacted our overall growth in the short run as we redeployed internal resources to support the initiative. Going forward, we expect a resurgence in growth as we increase our market share in the industrial space while, as evidenced by the improved performance in our second quarter, we continue to grow and support legacy product lines. In addition, we expect to continue to benefit from the launch of newly introduced product lines and the ‘higher value’ solution-based subscriptions that carry significantly higher average revenues per unit (ARPUs). We remain confident in the strategic direction of the business, in the value that long-term industrial-customer relationships bring, and in the pre-engineered, pre-configured products that we intend to deliver this year, and for the foreseeable future.”

Q2 of 2015 Comparisons to Q2 of 2014 and Q1 of 2015

•	Net Revenues were up 14% to $25.7 million compared to $22.6 in Q2 of 2014 and up 18% sequentially from the $21.7 million posted in Q1 of this year.
•	Subscription and Support revenues were $16.7 million, compared to $16.2 million in Q2 of 2014 and up sequentially from $16.5 million in Q1 of this year.
•	GAAP income from continuing operations, net of income taxes, was $269 thousand, an improvement when compared to $226 thousand for Q2 of 2014 and the loss of $620 thousand generated in Q1 of this year.
•	Adjusted EBITDA increased more than 14% year-over-year to $3.4 million from $3.0 million in Q2 of 2014 and up 49% sequentially from the $2.3 million generated in Q1 of this year.
6 month Year-to-Date 2015 Comparison to 6 month Year-to-Date 2014

•	Net Revenues were up 9% to $47.3 million compared to $43.4 million in 2014.
•	Subscription and Support revenues were $33.3 million compared to $30.1 million in 2014.
•
GAAP loss from continuing operations, net of income taxes, was $352 thousand compared to income of $1.4 million in 2014. The prior year amount includes a $1.1 million pre-tax gain on the sale of a cost method investment in a privately-held business.

•	Adjusted EBITDA decreased slightly to $5.7 million from $5.8 million in 2014.

Mr. Nicolaides continued, “The Company’s performance has rebounded from the first quarter and is expected to post sequential improvement in both revenue and adjusted EBITDA in each of the third and fourth quarters.  As part of our strategic and financial planning process, developed by the Board of Directors and executive management, we have considered a full range of strategic and financial alternatives to boost operating performance and increase shareholder value. As a result, we have taken steps over the past several months to enhance gross margins and reduce operating expenses, which have reduced our operating expenses from the first quarter and curtailed our overall costs by an annualized run-rate of $4 million; $2 million of which we expect will benefit the second half of this year. This is partially attributable to the completion of several projects and the elimination of related expenses.

Also, as part of these strategic considerations, the Board has initiated a search for a future chief executive officer with proven expertise in M2M and IoT technology and markets. I am assisting with the search process and will continue as CEO until my successor has been selected, after which I will continue as Executive Chairman and will help develop overall corporate strategy and provide leadership, and build consensus in conjunction with the CEO, in the development of the Company’s overall strategic plan, capital markets activities and corporate development initiatives.”

The Company’s Board has formed a Search Committee, which includes Mr. Nicolaides, to lead the search for a CEO. The Committee has retained Spencer Stuart, a leading global executive search firm, to assist in a thorough search process and identify qualified candidates for the Committee’s and Board’s consideration.

Mr. Nicolaides continued, "I am tremendously proud of what we have accomplished since the founding of this Company.  We have evolved with rapidly changing technologies to become an industry leader in the M2M and IoT space. We have a clear strategy that informs our objectives and priorities.  The time has come to turn over day-to-day leadership to a new executive manager who will execute our strategy and drive business growth.  I am committed to our continuing success and to working closely with our future CEO.”

Financial Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP Measures*
Adjusted EBITDA ($ in millions)	$3.4	$3.0	$5.7	$5.8
Adjusted EBITDA as a percent of total revenue	13.3%	13.2%	12.0%	13.3%
Adjusted EBITDA per diluted share	$0.18	$0.16	$0.30	$0.30
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

GAAP Measures
Subscription and support revenues ($ in millions)	$16.7	$16.2	$33.3	$30.1
Gross margin -- subscription and support revenues	61.3%	61.3%	60.3%	61.3%
Income (loss) from continuing operations, net of
income taxes ($ in millions)	$0.3	$0.2	$(0.4)	$1.4
Diluted EPS from continuing operations	$0.01	$0.01	$(0.02)	$0.07

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404)537-3406 if outside the US and Canada and entering the conference ID 86307233. The replay will be available for the next 10 days.

About Numerex
Numerex Corp. (NASDAQ:NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) products and technology enabling the Internet of Things (IoT). The Company’s cloud-based solutions deliver actionable and secure Smart Data to its customers that produce new revenue streams and create operating efficiencies designed to improve profitability. Technology and services are delivered through integrated highly-scalable industrial IoT platforms. Services and solutions are typically sold on a subscription basis. Smart Devices, Network connectivity and services, and software Applications, branded Numerex DNA®, are available as components or bundled and offered as pre-engineered, pre-configured solutions that are designed to accelerate deployment. Also, business and professional services are available to assist in the development and commercialization of customized solutions. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, expense reductions, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and the extent and timing of technological changes.

© 2015 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

-continued-

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Net revenues:
Subscription and support revenues	$16,721	$16,216	$33,250	$30,101
Embedded devices and hardware	8,932	6,362	14,080	13,249
Total net revenues	25,653	22,578	47,330	43,350
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	6,471	6,278	13,190	11,636
Embedded devices and hardware	8,042	5,578	12,895	11,152
Gross profit	11,140	10,722	21,245	20,562
Gross margin	43.4%	47.5%	44.9%	47.4%
Operating expenses:
Sales and marketing	3,026	3,084	6,089	6,037
General and administrative	3,672	4,180	7,601	7,778
Engineering and development	2,201	2,086	4,494	3,365
Depreciation and amortization	1,658	1,624	3,312	2,973
Operating income (loss)	583	(252)	(251)	409
Interest expense	210	232	415	286
Other income, net	(37)	(40)	(69)	(1,174)
Income (loss) from continuing
operations before income taxes	410	(444)	(597)	1,297
Income tax expense (benefit)	141	(670)	(245)	(75)
Income (loss) from continuing
operations, net of income taxes	269	226	(352)	1,372
Loss from discontinued
operations, net of income taxes	-	(436)	-	(492)
Net income (loss)	$269	$(210)	$(352)	$880

Basic earnings per share:
Income (loss) from continuing operations	$0.01	$0.01	$(0.02)	$0.07
Loss from discontinued operations	-	(0.02)	-	(0.02)
Net income (loss)	$0.01	$(0.01)	$(0.02)	$0.05

Diluted earnings per share:
Income (loss) from continuing operations	$0.01	$0.01	$(0.02)	$0.07
Loss from discontinued operations	-	(0.02)	-	(0.02)
Net income (loss)	$0.01	$(0.01)	$(0.02)	$0.05

Weighted average shares outstanding used
in computing earnings per share:
Basic	19,029	18,889	19,011	18,871
Diluted	19,269	19,198	19,011	19,249

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	December 31,
	2015	2014(1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,210	$17,270
Accounts receivable, less allowance for doubtful accounts of $1,516 and $1,106	15,167	12,287
Financing receivables, current	1,763	1,595
Inventory, net of reserve for obsolescence of $1,668 and $1,397	8,609	8,410
Prepaid expenses and other current assets	2,174	2,329
Deferred tax assets, current	3,161	3,161
TOTAL CURRENT ASSETS	45,084	45,052

Financing receivables, less current portion	2,952	2,984
Property and equipment, net of accumulated depreciation
and amortization of $4,959 and $3,815	4,953	4,889
Software, net of accumulated amortization of $7,881 and $6,409	6,484	6,106
Other intangible assets, net of accumulated amortization of $16,166 and $15,139	18,718	19,163
Goodwill	44,348	44,348
Deferred tax assets, less current portion	6,029	5,816
Other assets	2,565	2,585
TOTAL ASSETS	$131,133	$130,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$13,732	$12,257
Accrued expenses and other current liabilities	2,663	2,471
Deferred revenues	1,828	2,258
Current portion of long-term debt	3,908	4,251
Obligations under capital lease	-	148
TOTAL CURRENT LIABILITIES	22,131	21,385

Long-term debt, less current portion	17,474	19,350
Other liabilities	1,665	1,346
TOTAL LIABILITIES	41,270	42,081

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; 30,000 authorized;
20,398 and 20,284 issued; 19,094 and 18,992 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in capital	100,519	99,056
Treasury stock, at cost, 1,305 and 1,292 shares	(5,444)	(5,352)
Accumulated other comprehensive loss	(66)	(48)
Accumulated deficit	(5,146)	(4,794)
TOTAL SHAREHOLDERS' EQUITY	89,863	88,862
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,133	$130,943
_______________________
(1) The balance sheet as of December 31, 2014 has been recast to reflect a $200 measurement period adjustment between goodwill and non-current deferred tax assets. The adjustment had no effect on the statement of operations.

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-GAAP measures and do not purport to be alternatives to operating income as a measure of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expense related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to our competitors. EBITDA is calculated by adding back interest, taxes, depreciation and amortization expense, interest expense and other expense (income), net to net income (loss).

Adjusted EBITDA is calculated by excluding the effect of non-operational items from the calculation of EBITDA. Management believes that this measure provides additional relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. See “Other Items” for additional details regarding these non-operational items.

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Numerex’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

We believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes infrequent or unusual items, including costs and fees related to an internal ERP systems integration upgrade, a network systems evaluation and acquisition related costs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF
INCOME TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
EBITDA and Adjusted EBITDA (non-GAAP)
Income (loss) from continuing operations, net of income taxes (GAAP)	$269	$226	$(352)	$1,372
Depreciation and amortization	1,901	1,762	3,782	3,180
Interest expense and other non-operating expense (income), net	173	192	346	(888)
Income tax expense (benefit)	141	(670)	(245)	(75)
EBITDA (non-GAAP)	2,484	1,510	3,531	3,589
Equity-based compensation	797	584	1,581	1,139
Infrequent or unusual items, including transaction costs	129	884	582	1,023
Adjusted EBITDA (non-GAAP)	$3,410	$2,978	$5,694	$5,751

Income (loss) from continuing operations, net of income
taxes, per diluted share	$0.01	$0.01	$(0.02)	$0.07
EDITDA per diluted share (non-GAAP)	0.13	0.08	0.19	0.19
Adjusted EBITDA per diluted share (non-GAAP)	0.18	0.16	0.30	0.30

Weighted average shares outstanding used in
computing diluted per share amounts	19,029	19,198	19,011	19,249

As noted above infrequent or unusual items include costs and fees related to an internal ERP systems integration upgrade, a network systems evaluation, and acquisition related costs.

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